UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

PROSPECT GLOBAL RESOURCES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Prospect Global Resources Inc.

1401 17th Street, Suite 1550

Denver, CO 80202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON             , 2014

Important Notice Regarding the Availability of Proxy Materials for a Special Meeting of Stockholders
to Be Held on             , 2014:

This Proxy Statement and the form of proxy are available to you at

www.prospectgri.com.

To Our Stockholders:

You are cordially invited to attend a special meeting of the stockholders of Prospect Global Resources Inc., or Prospect, on                 , 2014, or at any adjournment or postponement thereof, for the following purposes:

1.                                      To authorize our board of directors to implement a reverse stock split of up to one-for-20 at any time through December 31, 2014;

2.                                      To approve the exercisability of 747,298 Series A Warrants to purchase common stock at $1.50 per share issued in connection with the exercise of 747,298 Series A Warrants on February 11, 2014; and

3.                                      To approve the exchange of 9,298,867 outstanding Series A Warrants for                      shares of common stock and 2,068,012 other warrants to purchase common stock held by an affiliate for                  shares of common stock, in each case where no additional consideration will be paid by the Warrant holders.

The NASDAQ listing rules require us to submit each of these proposals for stockholder approval. The proxy statement accompanying this notice of special meeting describes in detail these proposals. The board believes that approval of each of these proposals will enhance the likelihood of successfully conducting our previously announced proposed public offering of up to $25 million of common stock.  We urge you to read these materials carefully.

There are no “dissenters” or “appraisal” rights available to our stockholders in connection with this proposal.

Our board of directors has fixed the close of business on March 10, 2014 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination at our offices in Denver, Colorado during normal business hours for a period of ten days prior to the special meeting.

This notice of special meeting of stockholders and accompanying proxy statement are being distributed or made available to stockholders on or about                        , 2014.

All stockholders are cordially invited to attend the meeting. It is important that your shares be represented at the meeting, regardless of the number of shares you may hold. Whether or not you plan to attend the meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the meeting, you may revoke such proxy and vote in person if you wish. If you do not attend the meeting, you may still revoke such proxy at any time prior to the meeting by providing written notice of such revocation as provided herein.

By Order of the Board of Directors

/s/ DAMON BARBER
Damon Barber
President and Chief Executive Officer

                                    , 2014

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

Page
Proxy Solicitation	5
Who Can Vote	5
How You Can Vote	5
Revocation of Proxies	5
Required Votes	6
Voting Procedures	6
Appraisal and Dissenters’ Rights	6
Costs of Proxy Solicitation	6
Admission to the Special Meeting	6
Stockholder List	6
Proposal 1: Authorization of the Board to Implement a Reverse Stock Split of up to one-for-20	7
Proposal 2: Approval of the Exercise of 747,298 Series A Warrants to Purchase Common Stock at $1.50 Per Share Issued in Connection with the Exercise of 747,298 Series A Warrants on February 11, 2014	11
Proposal 3: Approval of the Exchange of 9,298,867 Outstanding Series A Warrants for an Equal Number of Shares of Common Stock Where no Consideration Will be Paid by the Series A Warrant Holders	12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13
NOTE REGARDING FORWARD-LOOKING STATEMENTS	16
OTHER BUSINESS	17
WHERE YOU CAN FIND ADDITIONAL INFORMATION	17

PROSPECT GLOBAL RESOURCES INC.

1401 17th Street, Suite 1550

Denver, CO 80202

303-990-8444

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

           , 2014

Proxy Solicitation

The board of directors of Prospect Global Resources Inc. is soliciting proxies to be used at a special meeting of stockholders to be held at 5:00 p.m. (Mountain time) on                      , 2014 at the offices of Brownstein Hyatt Farber Schreck, LLP, 410 17th Street, Suite 2200, Denver, Colorado, 80202 and at any time and date to which the special meeting may be properly adjourned or postponed. The board of directors anticipates that this proxy statement and the accompanying form of proxy will be mailed to the stockholders on or about                     , 2014. This proxy statement contains important information regarding the proposal on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures. Prospect’s principal executive offices are located at 1401 17th Street, Suite 1550, Denver, CO 80202.

Who Can Vote

Stockholders of record at the close of business on March 10, 2014 also referred to herein as the “record date,” and only those stockholders, may vote at the special meeting. As of the record date, we had 4,970,578 issued and outstanding shares of common stock, which were held by approximately 45 record holders. If you hold shares in a stock brokerage account or by a nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee, who is considered the record holder with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and you are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. You will receive separate instructions from your broker or nominee describing how to vote your shares. You are urged to vote by proxy regardless of whether you attend the special meeting.

How You Can Vote

You can vote your shares if you are represented by proxy or present in person at the special meeting. If you hold your shares through your broker or other nominee in “street name,” you will receive separate instructions from your broker or nominee describing how to vote your shares: you may direct your broker or nominee to vote by proxy, but you may not vote in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to the matter to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on that matter and will not be counted in determining the number of shares necessary for approval.

If you return a properly signed proxy card, we will vote your shares as you direct. If your proxy card does not specify how you want to vote your shares, we will vote your shares “FOR” each proposal.

Revocation of Proxies

You can revoke your proxy at any time before it is voted at the special meeting by any of the following three methods:

•                  attending the special meeting and voting in person;

•                  delivering to our corporate secretary, Damon Barber, prior to the start of the special meeting, a written notice of revocation; or

•                  delivering another proxy dated after the previous proxy prior to or at the special meeting.

Required Votes

Each share of common stock has one vote on all matters properly brought before the special meeting. In order to conduct business at the special meeting, a quorum of a majority of the outstanding shares of common stock entitled to vote as of the record date must be present in person or represented by proxy. The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be necessary for approval of each proposal.

Voting Procedures

Votes cast by proxy or in person at the special meeting will be counted by the persons we appoint to act as election inspectors for the special meeting. Abstentions and broker non-votes (as described below) are each included in the determination of the number of shares present at the special meeting for purposes of determining the presence of a quorum and are tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Appraisal and Dissenters’ Rights

Under Nevada law, stockholders are not entitled to appraisal or dissenters’ rights with respect to the proposal presented in this proxy statement.

Costs of Proxy Solicitation

Prospect will bear the costs of soliciting proxies from its stockholders and anticipates spending an aggregate of $               in connection with such solicitation. To date, Prospect has spent approximately $               on soliciting proxies. Directors, officers and other employees of Prospect, not specially employed for this purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or other means of communication. Prospect will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

Admission to the Special Meeting

If you plan to attend the special meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. If you are a stockholder of record and arrive at the special meeting, you will only be admitted once we verify your share ownership. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.

Stockholder List

A complete list of stockholders entitled to vote at the special meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the special meeting and at our principal executive offices located at 1401 17th Street, Suite 1550, Denver, CO 80202 during normal business hours for a period of at least 10 days prior to the special meeting.

PROPOSAL 1

AUTHORIZATION FOR THE BOARD OF DIRECTORS TO IMPLEMENT A REVERSE STOCK SPLIT OF UP TO ONE-FOR-20

The board is seeking stockholder approval to grant the board discretionary authority to effect a reverse split with respect to the issued and outstanding shares of our common stock. If Proposal 1, as more fully described below, is approved by our stockholders, the board may subsequently effect, in its sole discretion, a reverse stock split of up to a one-for-20 exchange ratio. If approved, the board’s discretion to effect the reverse stock split would last until December 31, 2014, when such discretion would terminate if not exercised by the board.

Reason for Effecting a Reverse Stock Split

The board believes that a reverse stock split is desirable for the following reasons:

•                  Proposed Public Offering.  We have announced our intention to file a registration statement with the SEC for a public offering of up to $25 million of common stock. Upon the advice of the potential underwriters of this offering the board believes that a reverse stock split will enhance the likelihood of a successful public offering for the reasons set forth below.

•                  Compliance with NASDAQ Listing Rule 5550(a)(1).  In recent weeks our common stock has traded at below $2.00 per share.  NASDAQ Listing Rule 5550(a)(1) requires that we maintain a minimum bid price of $1.00 per share. The board has concluded that a reverse stock split will strengthen our ability to maintain compliance with this rule.

•                  Increased Share Price.  A reverse stock split may increase the trading price of shares of our common stock, potentially making them more attractive investments generally and to institutional investors in particular.

•                  Reduced Stockholder Transaction Costs.  Because investors typically pay commissions based on the number of shares traded when they buy or sell shares of our common stock, these investors may pay lower commissions for trading a given dollar amount of our common stock if the reverse stock split occurs.

Potential Risks Associated with a Reverse Stock Split

The following is a non-exhaustive list of potential risks associated with effecting a reverse stock split:

•                  No Guarantee of Increased Share Price. There are no assurances that the trading price of our common stock will increase upon the effectiveness of any reverse stock split approved by the board. The future performance of our common stock will be based on our performance and other factors that are unrelated to the number of issued and outstanding shares of our common stock. If the trading price of shares of our common stock does not increase by an amount that is commensurate with the reduction in our shares issued and outstanding as a result of the reverse stock split, the total market capitalization of Prospect will decrease.

•                  Increased Number of Odd-Lot Holders. A reverse stock split is likely to result in some stockholders owning “odd-lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on “round-lots” of even multiples of 100 shares.

•                  Reduced Liquidity is Possible. The liquidity of our common stock could be adversely affected by the reduced number of shares that would be issued and outstanding if the reverse stock split is approved.

Effect of a Reverse Stock Split

The principal effect of the reverse stock split would be to reduce the number of issued and outstanding shares of Prospect’s common stock based on up to a one-for-20 exchange ratio. Assuming a one-for-20 reverse stock split, each stockholder holding 20 shares of our common stock (par value $0.001 per share) immediately prior to the reverse stock split taking effect will become a holder of one share of our common stock (par value $0.001 per share) after the reverse stock split is consummated.

The reverse stock split itself will not change the proportionate equity interests of our stockholders, nor will the respective voting rights or other rights of stockholders be altered in any way by the reverse stock split, other than as a result of the treatment of fractional shares as described below.  The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The number of authorized shares of Prospect’s common stock will not change by virtue of adopting Proposal 1.  If the warrant exchange in Proposal 3 is approved by our stockholders and consummated and we conduct a one-for-20 reverse stock split, approximately 299,286,528 shares of the 300,000,000 common stock currently authorized would remain available for issuance (inclusive of 96,700 shares which are reserved for issuance pursuant to our equity incentive plans), 123,648 shares issuable under outstanding warrants, 25,000 shares reserved for conversion of the Grandhaven option and 40,887 shares reserved for future commitments under existing agreements. Except as discussed herein and a proposed public offering of up to $25 million of common stock, we have no arrangements, agreements, understandings or plans at the current time for the issuance of additional shares of common stock following the reverse stock split.  The issuance of additional shares of common stock could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in Prospect. Our board intends to take these factors into account before authorizing any new issuance of shares.

The unreserved shares of authorized and unissued common stock following the reverse stock split will be available for issuance in connection with such corporate transactions and purposes as may, from time to time, be considered advisable by our board.  Except as discussed herein, however, we have no arrangements, agreements, understandings or plans at the current time for the issuance or use of the additional shares of common stock that will be available following the reverse stock split.  Having such shares available for issuance in the future will allow the shares to be issued as determined by our board without further stockholder action, unless the circumstances require that we seek stockholder approval under the rules of the NASDAQ Capital Market. The issuance of additional shares of common stock for such corporate transactions and purposes could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in Prospect. Our board intends to take these factors into account before authorizing any new issuance of shares.

Potential Anti-Takeover Effects

If the reverse stock split is approved, the increased proportion of authorized but unissued shares of our common stock to the issued and outstanding shares thereof could, under certain circumstances, have an anti-takeover effect. For example, such a change could permit future issuances of our common stock that would dilute the stock ownership of a person seeking to effect a change in composition of our board or contemplating a tender offer or other transaction for the combination of Prospect with another entity.  We could also use the additional shares in ways that could be effective in resisting or frustrating a potential transaction that would have provided an above-market premium and that would have been favored by a majority of our independent stockholders.  For additional discussion on potential anti-takeover effects and implications under Nevada law and our bylaws, see “Nevada Anti-Takeover Laws and Certain Articles and Bylaws Provisions” below.

The board is not, however, proposing the reverse stock split in response to any effort of which it is aware to accumulate shares of Prospect’s common stock or to obtain control of Prospect. Rather, the board is proposing the reverse stock split for the reasons outlined above.  Also, there are no plans or proposals to adopt other provisions or enter into other arrangements that might have material anti-takeover consequences.

Nevada Anti-Takeover Laws and Certain Articles and Bylaws Provisions

Under Nevada law, we have elected not to be governed by two statutes that may have the effect of discouraging corporate takeovers. These statutes, if applicable to us, and provisions of Nevada law and our amended and restated articles of incorporation and bylaws could make the following more difficult:

•      acquisition of us by means of a tender offer;

•      acquisition of us by means of a proxy contest or otherwise; or

•      removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

•      Stockholder Meetings.  Our bylaws provide that special meetings of the stockholders may be called by two or more Members of the board or by our chief executive officer, and must be called by our chief executive officer upon the written request of the holders of not less than 30% of the voting power of our capital stock.

•      No Cumulative Voting.  Our amended and restated articles of incorporation and bylaws do not provide for cumulative voting in the election of directors.

•      Undesignated Preferred Stock.  The authorization of undesignated preferred stock in our amended and restated articles of incorporation makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.

The two Nevada statutes, which are inapplicable to us absent an amendment to our amended and restated articles of incorporation, are discussed in the next two paragraphs. Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is not in the best interests of the corporation.

Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our second amended and restated articles of incorporation provide that these statutes do not apply to any acquisition of our common stock. Absent such provision in our articles of incorporation, these laws would apply to us if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between the corporation and an “interested stockholder.”

Our second amended and restated articles of incorporation provide that these statutes shall not apply to us.

Mechanics of Reverse Stock Split

If Proposal 1 is approved by stockholders and the board effects a reverse stock split as discussed above, stockholders will be entitled to exchange their stock certificates after the reverse stock split takes place. Stockholders may exchange their stock certificates by contacting our transfer agent, Corporate Stock Transfer at 3200 Cherry Creek Dr. South, Denver Colorado, 80209, 303-282-4800. Otherwise, stock certificates representing pre-reverse stock split shares of our common stock will be exchanged for certificates evidencing post-reverse stock split shares at the first time they are presented to the transfer agent for transfer.

Impact on Equity Incentive Plans, Options, Warrants and Convertible Securities

If the reverse stock split is approved, the number of shares of our common stock that may be issued upon the exercise of conversion rights held by holders of securities convertible into our common stock will be reduced proportionately based upon the exchange ratio determined by the board. Proportionate adjustments will also be made to the per-share exercise price and the number of shares of our common stock issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase shares of our common stock. Finally, the number of shares reserved for issuance under our Equity Incentive Plans will be reduced proportionately based on the exchange ratio determined by the board.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split if it is effected by the board. Instead, any fractional share that results from the reverse stock split will be rounded to the next whole share

Accounting Matters

Because the reverse stock split will not change the par value of shares of our common stock, our stated capital attributable to common stock on our balance sheet will be reduced to approximately 5% of its present amount assuming an exchange ratio of one-for-20. Additional paid-in capital will increase by the dollar amount by which stated capital decreases.  We have not distributed cash dividend to the holders of our common stock.

Certain Federal Income Tax Consequences of a Reverse Stock Split

IN ACCORDANCE WITH 31 C.F.R. § 10.35(B) (5), THE DISCUSSION OF THE TAX ASPECTS PROVIDED HEREIN HAS NOT BEEN PREPARED, AND MAY NOT BE RELIED UPON BY ANY PERSON, FOR PROTECTION AGAINST ANY FEDERAL TAX PENALTY. THE TAX DISCUSSION HEREIN IS WRITTEN TO SUPPORT PROPOSAL 2 AND EACH STOCKHOLDER SHOULD SEEK ADVICE BASED ON SUCH STOCKHOLDER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of certain United States federal income tax consequences of the reverse stock split generally applicable to beneficial holders of shares of our common stock. This summary addresses only stockholders who hold their pre-reverse stock split shares as capital assets and will hold the post-reverse stock split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign and other laws are not addressed in this summary. Each stockholder should consult its tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse stock split. We have not and will not seek a ruling from the Internal Revenue Service or an opinion of counsel regarding the United States federal income tax consequences of the proposed reverse stock split. Therefore, the income tax consequences discussed below are not binding on the Internal Revenue Service and there can be no assurance that such income tax consequences, if challenged, would be sustained.

Subject to the above, the United States federal income tax consequences of the proposed reverse stock split may be summarized as follows:

•                  The reverse stock split would qualify as a tax-free recapitalization under the Internal Revenue Code. Accordingly, a stockholder should not recognize any gain or loss for United States federal income tax purposes as a result of the receipt of the post-reverse stock split common stock pursuant to the reverse stock split.

•                  The shares of post-reverse stock split common stock in the hands of a stockholder will have an aggregate basis for computing gain or loss on a subsequent disposition equal to the aggregate basis of the shares of pre-reverse stock split common stock held by the stockholder immediately prior to the reverse stock split.

•                  A stockholder’s holding period for the post-reverse stock split common stock should include the holding period of the pre-reverse stock split common stock exchanged.

No Appraisal Rights

Neither Nevada law nor our Articles of Incorporation or Bylaws provide our stockholders with dissenters’ or appraisal rights in connection with the proposal described above. If the proposal to give our board discretion to effect a reverse stock split with respect to issued and outstanding shares of our common stock is approved at the special meeting, stockholders voting against such proposals will not be entitled to seek appraisal for their shares.

Recommendation of the board of directors—Proposal 1

Prospect’s board of directors recommends that you vote “FOR” this proposal.

PROPOSAL 2

APPROVAL OF THE EXERCISABILITY OF 747,298 SERIES A WARRANTS TO PURCHASE COMMON STOCK AT $1.50 PER SHARE ISSUED IN CONNECTION WITH THE EXERCISE OF 747,298 SERIES A WARRANTS IN FEBRUARY 11, 2014

The board is seeking approval of the exercisability of 747,298 Series A Warrants to purchase common stock at $1.50 per share issued in connection with the exercise of 747,298 Series A Warrants on February 11, 2014.  The new Series A Warrants were issued as consideration for the exercising holders to exercise their Series A Warrants at a reduced exercise price of $1.50 per share (approximately 40% below the trading price of the common stock at the time of exercise).

Our common stock is listed on The NASDAQ Capital Market, and we are subject to the NASDAQ Marketplace Rules. Under NASDAQ Rule 5635(d), companies that have securities listed on NASDAQ must obtain stockholder approval prior to the issuance of common stock in a private offering at a price less than the greater of the book and market value per share of such common stock, if the issuance amounts to 20% or more of the common stock or 20% or more of the voting power of a company outstanding before the issuance and is referred to as the 20% Rule.  Our board has submitted Proposal 2 to our stockholders for approval because the 20% Rule applies to the exercise of the new Series A Warrants.

Recommendation of the board of directors—Proposal 2

Prospect’s board of directors recommends that you vote “FOR” this proposal.

PROPOSAL 3

APPROVAL OF THE EXCHANGE OF 9,298,867 OUTSTANDING SERIES A WARRANTS FOR                   OF SHARES OF COMMON STOCK AND 2,068,012 OTHER WARRANTS TO PURCHASE COMMON STOCK HELD BY AN AFFILIATE FOR              SHARES OF COMMON STOCK, IN EACH CASE WHERE NO ADDITIONAL CONSIDERATION WILL BE PAID BY THE SERIES A WARRANTHOLDERS

The board is seeking approval for an exchange of 9,404,456 outstanding Series A Warrants for                   shares of common stock and 2,068,012 other warrants to purchase common stock held by an affiliate for                  shares of common stock, in each case where no additional consideration will be paid by the holders.  The non-Series A Warrants are held by Buffalo Management LLC, which is majority-owned and controlled by Chad Brownstein, our executive vice chairman.  Barry Munitz, our non-executive board chairman, owns a minority non-voting interest in Buffalo.  There would be no Series A Warrants or Buffalo warrants outstanding following the exchange, assuming 100% participation.

Our common stock is listed on The NASDAQ Capital Market, and we are subject to the NASDAQ Marketplace Rules. Under NASDAQ Rule 5635:

•                  subsection (b) requires companies which have securities listed on NASDAQ to obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company and is referred to as the Change of Control Rule; and

•                  subsection (d) requires companies that have securities listed on NASDAQ to obtain stockholder approval prior to the issuance of common stock in a private offering at a price less than the greater of the book and market value per share of such common stock, if the issuance amounts to 20% or more of the common stock or 20% or more of the voting power of a company outstanding before the issuance and is referred to as the 20% Rule.

Our board has submitted Proposal 3 to our stockholders for approval because the Change of Control Rule and 20% Rule discussed above may apply to the exchange.  Following the exchange (assuming 100% participation) Very Hungry and the Reiman Trust will hold shares of common stock representing          % of our outstanding common stock, and they will continue to hold warrants that on an as-converted basis would equal an additional approximately          % of our outstanding common stock.  100% participation in the exchange will result in the issuance of          % of our outstanding shares prior to the exchange.

We have announced that we intend to file a registration statement with the SEC for a public offering of up to $25 million of common stock. Upon the advice of the potential underwriters of this offering the board believes that the exchange described in Proposal 3 will enhance the likelihood of a successful public offering by eliminating the “market overhang” of such a large number of full ratchet anti-dilution warrants.

Description of Series A Warrants

Duration and Exercise Price.  Each Series A Warrant entitles the holder thereof to purchase one share of our common stock at an exercise price of $1.50 per share, commencing immediately on the date of issuance and expiring on the fifth anniversary of the initial date of issuance, except that the 747,298 Series A Warrants referred to in Proposal 2 are exercisable starting on the day that Proposal 2 is approved by our stockholders. The exercise price is subject to appropriate adjustment in the event of (i) certain stock dividends and distributions, stock splits, stock combinations, reclassifications of common stock or similar events affecting our shares of common stock and (ii) the pro rata distribution to all holders of our common stock of evidences of our indebtedness or assets, rights or certain warrants.

Anti-Dilution Protection.  The Series A Warrants contain full-ratchet anti-dilution protection upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the Series A Warrants, with certain exceptions. The terms of the Series A Warrants, including these anti-dilution protections, may make it difficult for us to raise additional capital at prevailing market terms in the future.

Cashless Exercise.  If, at any time during a Series A Warrant’s exercisability period, the issuance of shares of our common stock upon exercise of the Series A Warrant is not covered by an effective registration statement and under certain other circumstances, the holder is permitted to effect a cashless exercise of the Series A Warrant (in whole or in part) by delivering to us a duly executed exercise notice, canceling a portion of the Series A Warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

Fundamental Transactions.  In the event of any fundamental transaction, as described in the Series A Warrants and generally including any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our common stock, then the holders of the Series A Warrants will thereafter have the right to receive upon exercise of the Series A Warrants such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock equal to the number of shares of our common stock issuable upon exercise of the Series A Warrants immediately prior to the fundamental transaction, had the fundamental transaction not taken place, and appropriate provision will be made so that the provisions of the Series A Warrants (including, for example, provisions relating to the adjustment of the exercise price) will thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets deliverable upon the exercise of the Series A Warrants after the fundamental transaction. In lieu of the right to receive upon exercise the shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock, the holders of the Series A Warrants may require us under certain circumstances to redeem the Series A Warrant for a purchase price payable in cash of the Black-Scholes value of the Series A Warrant, as calculated pursuant to the terms of the Series A Warrant.

Limits on Exercise of Series A Warrants.  Except upon at least 61 days’ prior notice from any holder to us, that holder will not have the right to exercise any portion of a Series A Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock (including securities convertible into common stock) outstanding immediately after the exercise. A holder may increase or decrease this beneficial ownership limitation upon not less than 61 days’ prior notice to us but in no event may the limitation exceed 9.99% of the number of shares of our common stock issued and outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of a warrant.

Description of Buffalo Warrants

Duration and Exercise Price.  Each Buffalo Warrant entitles the holder thereof to purchase one share of our common stock at an exercise price of $3.50 per share through August 13, 2018. The exercise price is subject to appropriate adjustment in the event of (i) certain stock dividends and distributions, stock splits, stock combinations, reclassifications of common stock or similar events affecting our shares of common stock and (ii) the pro rata distribution to all holders of our common stock of evidences of our indebtedness or assets, rights or certain warrants.

Anti-Dilution Protection.  The Series A Warrants contain full-ratchet anti-dilution protection upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the Series A Warrants, with certain exceptions and with an exercise price floor of $3.50.

Cashless Exercise.  The holder is permitted to effect a cashless exercise of the Buffalo warrant (in whole or in part) by having the holder deliver to us a duly executed exercise notice, canceling a portion of the Buffalo warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

Fundamental Transactions.  In the event of any fundamental transaction, as described in the Buffalo Warrants and generally including any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our common stock, then the holders of the Buffalo warrants will thereafter have the right to receive upon exercise of the Buffalo warrants such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock equal to the number of shares of our common stock issuable upon exercise of the Buffalo warrants immediately prior to the fundamental transaction, had the fundamental transaction not taken place, and appropriate provision will be made so that the provisions of the Buffalo warrants (including, for example, provisions relating to the adjustment of the exercise price) will thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets deliverable upon the exercise of the Buffalo warrants after the fundamental transaction. In lieu of the right to receive upon exercise the shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock, the holders of the Buffalo warrants may require us under certain circumstances to redeem the Series A Warrant for a purchase price payable in cash of the Black-Scholes value of the Buffalo warrant, as calculated pursuant to the terms of the Buffalo warrant.

Limits on Exercise of Buffalo Warrants.  A holder will not have the right to exercise any portion of a Buffalo warrant if the holder, together with its affiliates, would beneficially own in excess of 19.99% of the number of shares of our common stock outstanding immediately after the exercise.

Recommendation of the board of directors—Proposal 3

Prospect’s board of directors recommends that you vote “FOR” this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of February 18, 2014 by each of our executive officers and directors and each person known to be the beneficial owner of 5% or more of our outstanding common stock. The table also sets forth this information assuming the warrant exchange described in Proposal 3 is approved and completed with 100% participation.  Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person, or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of February 18, 2014, we had 4,970,578 issued and outstanding shares of common stock. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Current Amount and Nature of Beneficial Ownership (1)	Current Percent of Class (2)	Pro Forma Percent of Class (3)
Very Hungry LLC (4)	3,945,292	49.16%	27.46%
The Scott Reiman 1991 Trust (5)	946,284	16.55%	6.61%
Avalon Portfolio, LLC (6)	564,725	10.45%	3.96%
Hudson Bay Master Fund (7)	1,500,00	24.91%	10.51%
Empery Asset Master Fund (8)	575,000	10.70%	4.03%
Hartz Capital Investments (9)	613,333	11.21%	4.30%
Capital Ventures International (10)	800,000	14.47%	5.61%
Tenor Opportunity Master Fund (11)	745,000	13.56%	5.22%
Alpha Capital Anstalt (12)	319,500	6.21%	2.24%
Cranshire Master Fund (13)	630,000	11.64%	4.42%
Midsummer Small Cap Master, Ltd. (14)	670,000	12.32%	4.70%
Kingsbrook Opportunities Master Fund (15)	525,000	9.84%	3.68%
FiveMore Special Situations Fund, Ltd. (16)	400,000	7.62%	2.80%
Anson Investments Master Fund LP (17)	300,000	5.79%	2.10%
Directors and Executive Officers
Dr. Barry Munitz, Chairman of the board of directors (18)	136,500	2.68%	0.95%
Chad Brownstein, Executive Vice Chairman of the board of directors (19)	2,209,456	31.05%	13.46%
J. Ari Swiller, Director (20)	107,800	2.12%	0.75%
Reed Dickens, Director (21)	100,000	1.97%	0.70%
Daniel Neumann, Director (22)	100,000	1.97%	0.70%
Damon Barber, Chief Executive Officer and President (23)	13,334	0.27%	0.09%
Gregory Dangler, Interim Chief Financial Officer (24)	108,800	2.14%	0.76%
Wayne Rich, Sr. Vice President Accounting & Treasury and Treasurer (25)	95,000	1.88%	0.66%
Total beneficial ownership of directors and officers as a group (eight persons) (18)(19)(20)(21)(22)(23)(24)(25)	2,870,890	37.03%	16.84%

(1)                         Each person listed has sole investment and/or voting power with respect to the shares indicated, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. Amounts listed in this column reflect shares issuable upon the exercise of options and warrants exercisable on February 18, 2014 or within 60 days thereafter.

(2)                         Number of shares deemed outstanding includes 4,970,578 shares of our common stock outstanding as of February 18, 2014 and any grants, options and warrants for shares that are exercisable by such beneficial owner as of February 18, 2014 or within 60 days thereafter.

(3)                         Number of shares deemed outstanding includes 14,269,445 shares of our common stock outstanding as of February 18, 2014 assuming the warrant exchange described in Proposal 3 had been completed on that date with 100% participation and any grants, options and other warrants for shares that are exercisable by such beneficial owner as of February 18, 2014 or within 60 days thereafter.

(4)                         Very Hungry LLC holds 891,112 shares of our common stock and immediately exercisable warrants to purchase 96,833 shares of our common stock at $15.00 per share expiring on August 1, 2017, warrants to purchase 739,337 shares of our common stock at $1.50 per share expiring on August 30, 2018, warrants to purchase 355,977 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 1,862,034 shares of our common stock at $1.50 per share expiring on February 12, 2019. The address of the reporting person is 730 17th St., Suite 800, Denver, CO 80202.

(5)                         The Scott Reiman 1991 Trust holds 199,086 shares of our common stock and immediately exercisable warrants to purchase 37,874 shares of our common stock at $15.00 per share expiring on August 1, 2017, warrants to purchase 177,331 shares of our common stock at $1.50 per share expiring on August 30, 2018, warrants to purchase 85,382 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 446,611 shares of our common stock at $1.50 per share expiring on February 12, 2019. The address of the reporting person is 730 17th St., Suite 800, Denver, CO 80202.

(6)                         Avalon Portfolio, LLC holds 131,392 shares of our common stock and immediately exercisable warrants to purchase 50,000 shares of our common stock at $1.50 per share expiring on June 26, 2018, warrants to purchase 112,500 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 270,833 shares of our common stock at $1.50 per share expiring on February 12, 2019.  The address of the reporting person is 5786 La Jolla Blvd., La Jolla, CA 92037.

(7)                         Hudson Bay Master Fund holds 450,000 shares of our common stock and immediately exercisable warrants to purchase 337,500 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 712,500 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(8)                         Empery Asset Master Fund holds 172,500 shares of our common stock and immediately exercisable warrants to purchase 129,375 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 273,125 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(9)                         Hartz Capital Investments holds 115,000 shares of our common stock and immediately exercisable warrants to purchase 57,500 shares of our common stock at $1.50 per share expiring on June 26, 2018, warrants to purchase 129,375 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 311,458 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(10)                  Capital Ventures International holds 240,000 shares of our common stock and immediately exercisable warrants to purchase 180,000 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 380,000 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(11)                  Tenor Opportunity Master Fund holds 223,500 shares of our common stock and immediately exercisable warrants to purchase 167,625 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 353,875 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(12)                  Alpha Capital Anstalt holds 145,000 shares of our common stock and immediately exercisable warrants to purchase 38,704 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 135,796 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(13)                  Cranshire Master Fund holds 189,000 shares of our common stock and immediately exercisable warrants to purchase 141,750 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 299,250 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(14)                  Midsummer Small Cap Master, Ltd. holds 201,000 shares of our common stock and immediately exercisable warrants to purchase 150,750 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 318,250 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(15)                  Kingsbrook Opportunities Master Fund LP holds 157,500 shares of our common stock and immediately exercisable warrants to purchase 118,125 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 249,375 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(16)                  FiveMore Special Situations Fund, Ltd. holds 120,000 shares of our common stock and immediately exercisable warrants to purchase 90,000 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 190,000 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(17)                  Anson Investments Master Fund LP holds 90,000 shares of our common stock and immediately exercisable warrants to purchase 67,500 shares of our common stock at $1.50 per share expiring on September 26, 2018 and warrants to purchase 142,500 shares of our common stock at $1.50 per share expiring on February 12, 2019.

(18)                  Dr. Munitz, our board chairman, holds 22,500 shares of our common stock and immediately exercisable options to purchase 114,000 shares of our common stock. Of the 114,000 options, 8,000 have an exercise price of $212.50 per share and an expiration date of December 26, 2021, 6,000 have an exercise price of $130.00 per share and an expiration date of July 1, 2022 while 100,000 have an exercise price of $2.36 per share and an expiration date of November 6, 2023. Dr. Munitz also owns a 15% non-voting ownership interest in Buffalo Management LLC. Chad Brownstein, our executive vice chairman, has sole voting and dispositive power of the shares owned by Buffalo.

(19)                  This amount includes (i) Mr. Brownstein’s personal holdings of immediately exercisable options to purchase 2,000 shares of our common stock at an exercise price of $212.50 per share expiring on December 26, 2021 and options to purchase 4,000 shares of our common stock at an exercise price of $130.00 per share expiring on July 1, 2022, (ii) 270 shares of our common stock held by Mr. Brownstein’s minor children, (iii) 5,494 shares of our common stock and warrants to purchase 2,139,693 shares of our common stock at a weighted average exercise price of $8.71 per share held by Buffalo Management LLC and (iv) 58,000 shares of our common stock owned by Quincy Prelude LLC. Mr. Brownstein owns 100% of the voting interest of Quincy Prelude LLC. Quincy Prelude LLC owns 100% of the voting interests and 75% of the economic interests of Buffalo Management LLC and has sole voting and dispositive power of the shares owned by Buffalo.

(20)                 Mr. Swiller, one of our directors, holds 3,000 shares of our common stock and immediately exercisable options to purchase 2,000 shares of our common stock at an exercise price of $212.50 per share expiring on December 26, 2021, options to purchase 2,800 shares of our common stock at an exercise price of $130.00 per share expiring on July 1, 2022 and options to purchase 100,000 shares of our common stock at an exercise price of $2.36 expiring on November 6, 2023.

(21)                  Mr. Dickens, one of our directors, holds immediately exercisable options to purchase 100,000 shares of our common stock at an exercise price of $2.36 expiring on November 6, 2023.

(22)                  Mr. Neumann, one of our directors, holds immediately exercisable options to purchase 100,000 shares of our common stock at an exercise price of $2.36 expiring on November 6, 2023.

(23)                  Mr. Barber, our president and chief executive officer, holds options to purchase 20,000 shares of our common stock at an exercise price of $130.00 per share, of which 13,334 options are fully vested and 6,666 options will vest on December 13, 2014. The options expire on December 13, 2022.

(24)                  Mr. Dangler, our interim chief financial officer since March 7, 2013 and before that our vice present of corporate finance, holds immediately exercisable options to purchase 2,800 shares of our common stock at an exercise price of $144.00 per share expiring on July 1, 2022, options to purchase 6,000 shares of our common stock at an exercise price of $130.00 per share expiring on October 18, 2022 and options to purchase 100,000 shares of our common stock at an exercise price of $2.36 per share expiring on November 6, 2023.

(25)                  Mr. Rich, our senior vice president, accounting and treasury and treasurer, holds immediately exercisable options to purchase 20,000 shares of our common stock at an exercise price of $212.50 per share expiring on December 26, 2021 and options to purchase 75,000 shares of our common stock at an exercise price of $2.25 per share expiring on November 1, 2023.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements, including statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). The forward-looking statements may appear in a number of places. Although these forward-looking statements reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date made. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date made, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission, or SEC, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

OTHER BUSINESS

We know of no other matter to be acted upon at the meeting. However, if any other matters are properly brought before the meeting, the person named in the accompanying proxy card as proxy for the holders of Prospect’s common stock will vote thereon in accordance with their best judgment.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Our common stock is listed on the Nasdaq Global Market under the symbol “PGRX.”

The SEC allows “incorporation by reference” into this proxy statement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this proxy statement and any information filed by us with the SEC subsequent to the date of this proxy statement will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:

•                  our annual report on Form 10-K/A for the year ended March 31, 2013, filed on February 12, 2014;

•                  our quarterly reports on Form 10-Q /A for the periods ended June 30, 2013 and September 30, 2013 and our quarterly report on Form 10-Q for the period ended December 31, 2013, filed on February 12, 2014, February 12, 2014 and February 14, 2014, respectively;

•                  our Current Reports on Form 8-K filed on January 13, 2014 (excluding exhibit 99.1), February 6, 2014 and February 12, 2014; and

•                  our proxy statement on Schedule 14A filed on August 1, 2013.

Copies of any of these documents (without exhibits) may be obtained without charge upon request made to Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202, Attention: Investor Relations. Copies may also be obtained on our website at www.prospectgri.com under “Investor.”

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

PROSPECT GLOBAL RESOURCES INC.

TO BE HELD                                     , 2014

The undersigned hereby appoints Damon G. Barber and Gregory M. Dangler or either of them, as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Prospect Global Resources Inc. held of record by the undersigned, that the undersigned would be entitled to vote if personally present at the special meeting of Stockholders to be held at the offices of Brownstein Hyatt Farber Schreck, LLP, 410 17th Street, Suite 2200, Denver, Colorado 80202 at 5:00 p.m. (Mountain time) on                  2014, or any adjournment or postponement thereof.

1.                                      Authorize our board of directors to implement a reverse stock split of up to one-for-20 at any time through December 31, 2014.

☐                                   FOR

☐                                   AGAINST

☐                                   WITHHOLD AUTHORITY

2.                                      To approve the exercisability of 747,298 Series A Warrants to purchase common stock at $1.50 per share issued in connection with the exercise of 747,298 Series A Warrants on February 11, 2014.

☐                                   FOR

☐                                   AGAINST

☐                                   WITHHOLD AUTHORITY

3.                                      To approve the exchange of 9,298,867 outstanding Series A Warrants for shares of common stock and 2,068,012 other warrants to purchase common stock held by an affiliate for                shares of common stock, in each case where no additional consideration will be paid by the Series A Warrant holders.

☐                                   FOR

☐                                   AGAINST

4.                                      To transact such other business as may properly come before the meeting.

☐                                   FOR

☐                                   AGAINST

☐                                   WITHHOLD AUTHORITY

In his discretion, the proxy is authorized to vote upon any matters which may properly come before the annual meeting, or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. Where no choice is specified by the stockholder, the proxy will be voted for the election of directors and in favor of the other proposals set forth on this proxy.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy may do by virtue hereof.

Please indicate whether you will attend the annual meeting of Stockholders on                      , 2014.

I ☐ plan ☐ do not plan to attend the annual meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE		Date:

SIGNATURE		Date:
Signature if held jointly

NOTE: Please sign exactly as name appears on the envelope in which this proxy card and the accompanying proxy statement were sent to you. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity. Corporations must provide full name of corporation and title of authorized officer signing